DATE 1 July 2009

BENBRACK CHARKIT LIMITED (1)

TRILLIANT DIAMONDS LIMITED (2)

CHARGE OF SHARES
In
GLOBAL DIAMOND RESOURCES LIMITED

GSC Solicitors
31-32 Ely Place
London
EC1N 6TD

Ref: JHB

THIS DEED is dated the 1 July 2009

and is made **BETWEEN**

(1) **TRILLLIANT DIAMONDS LIMITED** whose registered office is at 31-32 Ely Place London EC1N 6TD (**the "Chargor"**); and

(2) **BENBRACK CHARKIT LIMITED** a company incorporated under the laws of Jersey Channel Islands having its registered office at Third Floor Conway House 7-9 Conway Street St Helier Jersey JE2 3NT (**the "Chargee"**)

NOW THIS DEED WITNESSES as follows:

1 Definitions and interpretation

In this Deed, unless the context otherwise requires:

1.1 **"the Company"** means Global Diamond Resources Plc a company registered in [ ] whose registered office is situated [ ]

1.2.1.1.1 **the Convertible Loan"** means the convertible term loan of even date made between the Chargor and the Chargee detailed in the Heads of Agreement and the Convertible Loan Instrument.

1.8.1.1.1 **"the Convertible Loan Instrument"** means the Convertible Loan Instrument of even date by Trilliant Exploration Corp constituting £1,500,000 Trilliant Exploration Loan Notes 2009.

1.2 **"Default Rate"** means an interest rate of 4 % per annum above the base rate of the Chargee.

1.3 **"Encumbrance"** includes any mortgage, pledge, lien, hypothecation, charge, assignment or deposit by way of security or any other agreement or arrangement giving or having the effect of giving security or preferential treatment to a creditor;

1.4 **"Heads of Agreement"** means the Heads of Agreement dated 19 June 2009 between the Chargee and Charms Investments Limited.

1.5 **"a Receiver"** means any receiver and manager or receivers and managers appointed under clause 11 (appointment and powers of receiver) and, where the context requires or permits, includes any substituted receiver and manager or receivers and managers;

1.6 **"the Secured Sums"** means all or any monies and liabilities which will for the time being (whether on or at any time after demand) be due and owing by

the Chargor to the Chargee pursuant to the the Heads of Agreement and the convertible Loan under the terms of the Convertible Loan Instrument.

1.7 **"the Security Assets"** means the Shares and includes all rights, benefits and sums now or in the future accruing to the Chargor as a result of any of the Security Assets being held in a relevant system.

1.8.1.1.2 **"the Shares"** means all the shares in the issued share capital of the Company owned by the Chargor at the date of this Deed details of which are set out in the Schedule;

2 Covenants to pay and charging clause

2.1 This charge becomes enforceable after any default in the payment of any of the Secured Sums under the Heads of Agreement and the Convertible Loan under the terms of the Convertible Loan Instrument to the Chargor on the due date for payment.

2.2 The Chargor, with full title guarantee, charges the Security Assets to the Chargee by way of first fixed charge as continuing security for the payment and discharge of the Secured Sums.

2.3 The Chargor shall promptly deposit with the Chargee, on the date of this Deed or on later receipt, all certificates and documents of title relating to the Security Assets in certificated form and undated transfers executed in blank and such other documents as the Chargee may require to perfect title to the Security Assets (duly executed by the registered holder) or for vesting or enabling it to vest the same in itself, its nominees or any purchaser. The Chargee may at any time, without notice to the Chargor, complete such transfers and present them for registration.

2.4 The Chargor shall at any time and from time to time if required by the Chargee promptly sign, execute, deliver and complete all documents, give such instructions or directions as the Chargee may require relating to any of the Security Assets to protect or preserve its security and do all acts and things the Chargee may require for perfecting or improving its title to and security over any of the Security Assets.

3 Power of attorney

3.1 The Chargor by way of security irrevocably appoints the Chargee and any Receiver separately to be the attorney of the Chargor (with full powers of substitution and delegation) for the Chargor and in its name or otherwise and on its behalf and as its act and deed to sign, execute, deliver perfect and do all deeds instruments transfers renunciations proxies notices documents acts and things which the Chargor may or ought to do under the covenants and provisions contained in this Deed and generally in its name and on its behalf to exercise all

or any of the powers authorities and discretions conferred by or pursuant to this Deed on the Chargee and to execute and deliver and otherwise perfect any deed assurance agreement instrument or act which it may deem proper in the exercise of all or any of the powers authorities or discretions conferred on the Chargee pursuant to this Deed.

3.2 The Chargor ratifies and confirms and agrees to ratify and confirm anything such attorney shall lawfully and properly do or purport to do by virtue of this clause 3 and all money expended by any such attorney shall be deemed to be expenses incurred by the Chargee under this Deed.

4 Warranties

5.1 The Chargor represents and warrants to the Chargee that:

5.1.1 the Shares are, and any shares deposited or substituted after the date of this Deed shall be, fully called up and fully paid up;

5.1.2 the Shares are legally and beneficially owned by the Chargor and any shares deposited or substituted hereafter shall be beneficially owned by him upon deposit or substitution and in each case free from any option, equity, trust or Encumbrance (save for this Deed);

5.1.3 this Deed does not and will not conflict with or result in any breach or constitute a default under any agreement instrument or obligation to which the Chargor is a party or by which he is bound; and

5.1.4 this Deed has been properly executed by him and he has taken all necessary action to authorise the execution and delivery of this Deed which is valid and binding upon him and enforceable in accordance with its terms.

5.2 The representations and warranties contained in clause 5.1 shall be deemed to be repeated on each day until payment or discharge in full of the Secured Sums with reference to the facts and circumstances subsisting on each such day.

5 Covenants

5.1 The Chargor undertakes that the obligations assumed by him in this clause shall continue in full force and effect until payment or discharge in full of the Secured Sums.

5.2 The Chargor shall not sell, transfer, alienate or deal with the Security Assets or any interest in any of the Security Assets or attempt to agree to do so.

5.3 The Chargor shall not, except for this Deed, create or agree to create or permit to arise or subsist any Encumbrance on any of the Security Assets.

5.4 The Chargor will sign, execute and deliver to the Chargee whatever documents, give any instructions and perform any other acts that the Chargee may require to give effect to the provisions of this Deed.

5.5 The Chargor shall not do or cause or permit anything to be done which may adversely affect the security created or purported to be created by this Deed or which is a variation or abrogation of the rights attaching to or conferred by all or any part of the Security Assets without the prior written consent of the Chargee and shall take such action as the Chargee may in its discretion direct in relation to any proposed compromise, arrangement, reorganization, conversion, repayment, offer or scheme of arrangement affecting all or any part of the Security Assets.

6 Power of Sale

6.1 If all or any part of the Secured Sums become due and payable, the Chargee is authorised without prior notice to the Chargor (and, where governed by English law, without the restrictions contained in section 103 of the Law of Property Act 1925) to exercise the power to sell or otherwise dispose of the whole or any part of the Security Assets, in such manner and on such terms and for such consideration (whether payable immediately or by instalments) as the Chargee shall in its absolute discretion think fit and without liability for loss whatsoever.

6.2 Any money received under the powers conferred by this Deed shall, subject to the discharge of any prior-ranking claims, be paid or applied in the following order of priority:

6.2.1 in payment of the remuneration of the receiver and the costs of realisation including all costs and expenses of, or incidental to, any exercise of any power hereby conferred;

6.2.2 in, or towards, the payment of any debts or other imposts which are by statute made payable in preference to the Secured Sums to the extent to which such debts or imposts are made so payable;

6.2.3 (when so required) in or towards satisfaction of the Secured Sums in such order (as to principal, interest or expenses) as the Chargee or the receiver shall, in its or his absolute discretion, determine,

and the surplus (if any) shall be paid to the Chargor or such other person as may be entitled to it.

6.3 The Chargee may, in its absolute discretion on or at any time or times after demand and pending the payment to the Chargee of the whole of the Secured Sums, place and keep to the credit of a separate or suspense account any money received, recovered or realised by the Chargee by virtue of this Deed for so long and in such manner as the Chargee may determine without any intermediate obligation to apply it in or towards the discharge of any of the Secured Sums.

7 Discharge of Security

7.1 The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Sums or any other matter or thing whatsoever including the voluntary arrangement of the Chargor and shall be binding until all the Secured Sums have been unconditionally and irrevocably paid and discharged in full.

7.2 Upon the irrevocable payment or discharge in full of the Secured Sums the Chargee will or will procure that its nominees will (as the case may be) at the request and cost of the Chargor retransfer to the Chargor all the Chargee's right title and interest in or to the Security Assets freed from this Charge.

8 Avoidance of Payments

8.1 No assurance security or payment which may be avoided or adjusted under any enactment relating to bankruptcy in England and Wales or under similar legislation in a jurisdiction other than England and Wales and no release settlement or discharge given or made by the Chargee on the faith of any such assurance security or payment shall prejudice or affect the right of the Chargee to recover from the Chargor (including the right to recover any monies which it may have been compelled by due process of law to refund under the provisions of the Insolvency Act 1986 and any costs payable by it pursuant to or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Deed to the full extent of the Secured Sums.

8.2 The Chargee may keep the security held by it under this Deed in order to protect it against any possible claim under insolvency law for such period after all the Secured Sums have been satisfied as the Chargee reasonably considers to be necessary to avoid any risk under applicable insolvency law. If a claim is made against it within that period, the Chargee may keep the security until that claim has finally been resolved.

9 Costs and interest on overdue amounts

9.1 All costs, charges and liabilities, including all professional fees and disbursements and VAT and/or any similar tax, and all other sums paid or incurred by the Chargee and/or any receiver under this Deed:

9.1.1 shall be recoverable on a full indemnity basis as a debt payable on demand from the Chargor;

9.1.2 may be debited without notice to any account of the Chargor and shall bear interest accordingly; and

9.1.3 shall be charged to the Security Assets.

9.2 Without prejudice to the generality of clause 9.1, the costs recoverable by the Chargee and/or any receiver under this Deed shall include:

9.2.1 all costs incurred by the Chargee in preparing and administering this Deed or perfecting the security created by this Deed;

9.2.2 all costs (whether or not allowable on an assessment by the court) of all proceedings for the enforcement of this Deed or for the recovery or attempted recovery of the Secured Sums;

9.2.3 all money expended and all costs arising out of the exercise of any power, right or discretion conferred by this Deed; and

9.2.4 all costs and losses arising from any default by the Chargor in the performance of its obligations under this Deed.

9.3 Any overdue amounts secured by this Deed shall carry interest at the Default Rate in relation to overdue sums or at such other rate agreed between the Chargor and the Chargee from time to time.

10 Service of demands and notices

10.1 A demand for payment or any other demand or notice under this Deed may be made or given by any manager or officer of the Chargee in writing addressed to the Chargor and served on it at the address of the Chargor stated above or his existing or last known place of business (or, if more than one, any one of such places), or by fax to the fax number last known to the Chargee, or by electronic mail to the Chargor's most recent email address held by the Chargee, and any communication to be given to the Chargee under this Deed shall be given to him in writing served on him at his address for service stated above or the address last notified to the Chargor by the Chargee in writing.

10.2 A notice or demand shall be deemed to be duly served on the Chargor:

10.2.1 if delivered by hand, when left at his address;

10.2.2 if sent by post, at noon on the next day following the day of posting and shall be effective even if it is misdelivered or returned undelivered; and

10.2.3 if given or made by fax or other electronic communication, at the time of transmission

Provided that, where delivery or transmission occurs after 1800 hours on a business day or on a day that is not a business day, service shall be deemed to occur at 0900 hours on the next business day.

10.3 In order to prove that a demand or notice has been served, the Chargee need only prove that the notice or demand was properly addressed and posted, transmitted, delivered or sent.

10.4 The Chargor undertakes to keep his current specified email address available and live unless and until the Chargor notifies the Chargee of an alternative email address for the Chargor.

10.5 The Chargor agrees and acknowledges receipt of any demand or notice given by email under this Clause 14

10.6 A certificate by any of the Chargee's managers or officers as to the amount of the Secured Sums, or any part of them, shall in the absence of obvious error, be conclusive and binding on the Chargor.

11 Appointment and powers of a Receiver

11.1 At any time:

11.1.1 after the Chargor has failed to make payment in full of all or any of the Secured Sums following a demand for payment by the Chargee, or

11.1.2 if so requested by the Chargor,

the Chargee may appoint by writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Security Assets.

11.2 Where more than one receiver is appointed, they shall have power to act separately unless the Chargee shall in the appointment specify to the contrary.

11.3 The Chargee may from time to time determine the remuneration of the receiver.

11.4 Subject to section 45 of the Insolvency Act 1986, the Chargee may remove the receiver from all or any of the Security Assets of which he is the receiver.

11.5 Such an appointment shall not preclude the Chargee from making any subsequent appointment of a receiver over all or any of the Security Assets over which a receiver has not previously been appointed or has ceased to act, or preclude a receiver, while continuing to act, from consenting to the appointment of an additional receiver to act with him.

11.6 A receiver shall be the agent of the Chargor, who shall be solely liable for his acts, defaults and remuneration, unless and until the Chargor is declared bankrupt, after which he shall act as principal and shall not become the agent of the Chargee.

11.7 The receiver shall have and be entitled to exercise all powers set out in Schedules 1 and 2 to the Insolvency Act 1986 applicable to the Chargor and the

Security Assets and, without limiting those powers or prejudicing our own, the receiver shall have power:

11.7.1 to sell, exchange, surrender, redeem, dispose of or in any way deal with the Security Assets and to transfer all or any of the Security Assets to any other person or persons, including a company formed or acquired for the purpose, in each case for consideration (if any), including cash or stock or any other consideration, and on such terms, as he may think fit and whether for a lump sum or for a consideration payable in instalments;

11.7.2 to exercise all voting and other rights attaching to the Security Assets and to pay all calls and other payments which may become due in respect of any of the Security Assets;

11.7.3 to take all steps and give all notices and instructions in relation to a relevant system as the receiver considers appropriate for any of the above purposes;

11.7.4 to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or to the preservation or realisation of the Security Assets.

11.8 Neither the receiver nor the Chargee shall be liable to account as mortgagee in possession or otherwise for any money not actually received by him or the Chargee respectively.

12 Miscellaneous

12.1 No delay or omission on the part of the Chargee in exercising any right or remedy under this Deed shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Deed or that or any other right or remedy.

12.2.1 The Chargee's rights under this Deed are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Chargee deems expedient.

12.3 Any waiver by the Chargee of any terms of this Deed or any consent or approval given by the Chargee under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions if any on which it is given.

18.3 If at any time any one or more of the provisions of this Deed is or becomes illegal invalid or unenforceable in any respect under any law of any jurisdiction neither the legality validity or enforceability of the remaining provisions of this Deed nor the legality validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

18.5 This Deed may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which when taken together shall constitute a single instrument.

18.6 The Chargee may assign or transfer all or any of its rights under this Deed or hold its rights hereunder on trust for its successors or assigns or transferees.

18.8 A person who is not party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed. This clause does not affect any right or remedy of any person that exists or is available otherwise than pursuant to that Act.

18.9 References to statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force.

18.10 Words importing the singular are to include the plural and vice versa and words denoting any gender shall include all genders.

18.11 References to a person are to be construed to include references to a corporation, firm, company, limited liability partnership, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity.

18.12 References to any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect.

18.13 Clause headings are for ease of reference only and are not to affect the interpretation of this Deed.

13 Law and Jurisdiction

19.1 This Deed is governed by and shall be construed in accordance with English law.

19.2 The Chargor irrevocably agrees for the exclusive benefit of the Chargee that the courts of England shall have jurisdiction to hear and determine any suit action or proceeding and to settle any dispute which may arise out of or in connection with this Deed and for such purposes irrevocably submits to the jurisdiction of such courts.

19.3 Nothing contained in this Clause shall limit the right of the Chargee to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not (unless precluded by applicable law).

IN WITNESS whereof the Chargor has executed and delivered this document as a Deed the day and year first before written.

SCHEDULE

THE SHARES

10,000,000 Ordinary Shares of £1 each in Global Diamond Resources PLC.

10,000,000 Ordinary Shares of £1 each in Global Diamond Resources PLC.

EXECUTED as a Deed by	)	Director
TRILLIANT DIAMONDS LIMITED	)	
acting by two directors or a	)	
director and a secretary	)	~~Director~~/Secretary